Exhibit 99.7

Driving Into The Future November 6, 2006 Confidential and for Internal Use Only

NAVTEQ Introduction NAVTEQ is the leading provider of comprehensive digital map information for automotive navigation systems, location-based services, and government and business solutions. 2100 employees worldwide; 139 offices in 29 countries NAVTEQ supplies maps to virtually every automobile manufacturer offering navigation systems in North America and Europe NAVTEQ powers every major Internet mapping portal in North America and Europe NAVTEQ estimates that 60 million of their maps, on average, were used every day in 2005

Talking Points: NAVTEQ and Traffic NAVTEQ recognizes traffic as a critical element of extending navigation from occasional to everyday use. In 2002, NAVTEQ demonstrated the first real-time traffic feed integrated into navigation in North America NAVTEQ Traffic formally launched in 2004. NAVTEQ Traffic is available in 6 car models with additional models imminent NAVTEQ continues to rollout additional traffic products NAVTEQ customers in both North America and Europe have an increasing desire for expanded traffic products — along with more dynamic content

Talking Points: NAVTEQ and Traffic.com NAVTEQ has spent years analyzing the traffic industry and recognizes Traffic.com as having the best traffic content and best platform for future offerings The combination will significantly expand Traffic.com distribution across all industries NAVTEQ’s deep understanding of navigation and Traffic.com’s traffic expertise will enhance and accelerate product development It’s day-to-day business as usual for Traffic.com. We continue to aggressively pursue our strategy of providing the highest quality, multi-platform traffic services and innovative advertising opportunities to our customers

Instructions Sales & Business Development You SHOULD ensure relevant customers are aware (so they don’t hear about it from the press) High-level, sensitive customers are being contacted. If your client(s) are included in this group, you will be made aware of this contact A template email will be made available for you to send to your customers You MAY share additional information only on a reactive basis should customers inquire... Using information in this document, the template email to customers, and the NAVTEQ Backgrounder Senior Management will provide additional information if needed DO NOT HESITATE to contact your Manager if you feel uncomfortable with communication to your clients about this situation generally, or with regard to specific accounts

Communication Sensitivity Any materials that reference the acquisition and are used outside of the company between announcement and closing need to be filed with the SEC Therefore, DO NOT create your own slides, emails or other materials describing the transaction for use with customers And, do NOT distribute all or any portion of the slide deck to any other employee of the Company or any customer, etc.

Additional Information NAVTEQ will file a registration statement, which will contain a proxy statement/prospectus of NAVTEQ and Traffic.com, and other relevant documents with the Securities and Exchange Commission (SEC) with respect to the proposed merger. NAVTEQ and Traffic.com also will file other materials and documents with the SEC with respect to the proposed merger. A definitive proxy statement/prospectus, when available, will be sent to security holders of Traffic.com seeking their approval of the proposed merger. Investors and security holders are urged to read carefully the definitive proxy statement/prospectus and other materials when they become available before making any voting or investment decision because it will contain important information regarding NAVTEQ, Traffic.com and the proposed merger. The documents filed with the SEC by NAVTEQ may be obtained free of charge from NAVTEQ’s website at www.navteq.com or by directing a request to NAVTEQ Corporation, 222 Merchandise Mart, Suite 900 Chicago, Illinois 60654, Attention: Investor Relations, telephone: (312) 894-7000. The documents filed with the SEC by Traffic.com may be obtained free of charge from Traffic.com's website at www.traffic.com or by directing a request to Traffic.com, Inc., 851 Duportail Road, Wayne, PA 19087, Attention: Investor Relations, telephone: (610) 725-9700. NAVTEQ, Traffic.com and their respective executive officers, directors and other employees may be deemed to be participants in the solicitation of proxies from the stockholders of Traffic.com in favor of the proposed merger. Information about the executive officers, directors and other employees of NAVTEQ and Traffic.com and their direct or indirect interests, by security holdings or otherwise, in the merger will be set forth in the proxy statement/prospectus when it becomes available. This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.